77Q1(a)(2)

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland
corporation whose principal Maryland office is located in Baltimore,
Maryland (the “Corporation”), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporationhas increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with
Section 2-105(c) of the Maryland General Corporation Law
(the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Seven Billion (7,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Seven
Billion (7,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is,
One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that theCorporation was authorized to issue was Seventy Million Dollars ($70,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Seventy Million
Dollars ($70,000,000).

SIXTH:  Immediately prior to the Reallocation, the nine (9) Series of stock of theCorporation and the number of shares and aggregate par value of each was as follows:

Series        Number of Shares   Aggregate Par Value

Equity Income Fund  2,910,000,000  $29,100,000
Value Fund   1,145,000,000  11,450,000
Real Estate Fund  255,000,000  2,550,000
Small Cap Value Fund  940,000,000  9,400,000
Equity Index Fund  460,000,000  4,600,000
Mid Cap Value Fund  190,000,000  1,900,000
Large Company Value Fund 940,000,000  9,400,000
NT Large Company Value Fund 110,000,000  1,100,000
NT Mid Cap Value Fund  50,000,000  500,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

SEVENTH:  Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

     Number of Shares Aggregate
Series Name  Class Name Allocated     Par Value
Equity Income Fund Investor 1,800,000,000  $18,000,000
   Institutional 350,000,000  3,500,000
   A  600,000,000  6,000,000
   B  10,000,000  100,000
   C  100,000,000  1,000,000
   R  50,000,000  500,000

Value Fund  Investor 880,000,000  $8,800,000
   Institutional 125,000,000  1,250,000
   A  100,000,000  1,000,000
   B  20,000,000  200,000
   C  10,000,000  100,000
   R  10,000,000  100,000

Real Estate Fund Investor 125,000,000  $1,250,000
   Institutional 50,000,000  500,000
   A  50,000,000  500,000
   B  10,000,000  100,000
   C  10,000,000  100,000
   R  10,000,000  100,000

Small Cap Value Fund Investor 500,000,000  $5,000,000
   Institutional 210,000,000  2,100,000
   A  190,000,000  1,900,000
   C  20,000,000  200,000
   R  20,000,000  200,000

Equity Index Fund Investor 150,000,000  $1,500,000
   Institutional 310,000,000  3,100,000

Mid Cap Value Fund Investor 120,000,000  $1,200,000
   Institutional 20,000,000  200,000
   A  20,000,000  200,000
   C  20,000,000  200,000
   R  10,000,000  100,000

Large Company Value Fund Investor  550,000,000  $5,500,000
   Institutional 200,000,000  2,000,000
   A  150,000,000  1,500,000
   B  10,000,000  100,000
   C  20,000,000  200,000
   R  10,000,000  100,000

     Number of Shares Aggregate
Series Name  Class Name  Allocated      Par Value
NT Large Company
Value Fund  Institutional 110,000,000    $1,100,000

NT Mid Cap Value Fund Institutional 50,000,000       $500,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has allocated
Seven Billion (7,000,000,000) shares of the Seven Billion (7,000,000,000)
shares of authorized capital stock of the Corporation among the nine (9)
Series of stock of the Corporation as follows:

Series         Number of Shares Aggregate
       Par Value
Equity Income Fund  2,970,000,000  $29,700,000
Value Fund   1,190,000,000  11,900,000
Real Estate Fund  240,000,000  2,400,000
Small Cap Value Fund  970,000,000  9,700,000
Equity Index Fund  300,000,000  3,000,000
Mid Cap Value Fund  245,000,000  2,450,000
Large Company Value Fund 885,000,000  8,850,000
NT Large Company Value Fund 150,000,000  1,500,000
NT Mid Cap Value Fund  50,000,000  500,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.

As a result of the action taken by the Board of Directors, the Classes of shares of the nine (9) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

     Number of
     Shares  Aggregate
Series Name  Class Name Allocated Par Value
Equity Income Fund Investor 1,800,000,000 $18,000,000
   Institutional 360,000,000 3,600,000
   A  650,000,000 6,500,000
   B  5,000,000 50,000
   C  105,000,000 1,050,000
   R  50,000,000 500,000

Value Fund  Investor 900,000,000 $9,000,000
   Institutional 125,000,000 1,250,000
   A  150,000,000 1,500,000
   B  5,000,000 50,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Real Estate Fund Investor 125,000,000 $1,250,000
   Institutional 50,000,000 500,000
   A  50,000,000 500,000
   B  5,000,000 50,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Small Cap Value Fund Investor 500,000,000 $5,000,000
   Institutional 270,000,000 2,700,000
   A  190,000,000 1,900,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Equity Index Fund Investor 150,000,000 1,500,000
   Institutional 150,000,000 1,500,000

Mid Cap Value Fund Investor 160,000,000 $1,600,000
   Institutional 35,000,000 350,000
   A  30,000,000 300,000
   C  10,000,000 100,000
   R  10,000,000 100,000

Large Company Value Fund Investor 550,000,000 $5,500,000
   Institutional 200,000,000 2,000,000
   A  100,000,000 1,000,000
   B  5,000,000 50,000
   C  20,000,000 200,000
   R  10,000,000 100,000

NT Large Company
Value Fund  Institutional 150,000,000  $1,500,000

NT Mid Cap Value Fund Institutional 50,000,000     $500,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the
Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these
Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its
Assistant Secretary on this 10th day of September, 2010.

ATTEST:

    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/Otis H. Cowan  /s/Charles A. Etherington
Name: Otis H. Cowan

  Name:
Charles A. EtheringtonTitle Assistant Secretary

 Title: Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL
PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges,in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said
Corporation,and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated: September 10, 2010

 /s/Charles A. Etherington

Charles A. Etherington, Senior Vice President